Exhibit 99.1

Popular, Inc. Announces Fourth Quarter Financial Results

  Net loss of $4.1 million and Adjusted net income of $88.5 million for the fourth quarter of 2016
  Net income of $216.7 million and Adjusted net income of $358.1 million for the year 2016
  Net interest margin of 4.02% in Q4 2016, compared to 4.12% in Q3 2016
  Credit Quality (excluding covered loans):
    Non-performing loans held-in-portfolio (NPLs) decreased by $21.4 million from Q3 2016; NPLs to loans ratio stable at 2.5% vs. 2.6% in Q3 2016;
    Net charge-offs (NCOs) increased by $21.1 million; NCOs at 1.00% of average loans held-in-portfolio vs. 0.63% in Q3 2016;
    Allowance for loan losses of $510.3 million vs. $525.6 million in Q3 2016; Allowance for loan losses to loans held-in-portfolio at 2.24% vs. 2.33% in Q3 2016;
    Allowance for loan losses to NPLs at 91.5% vs. 90.7% in Q3 2016.
  Common Equity Tier 1 ratio of 16.47%, Book Value per Common Share of $50.08 and Tangible Book Value per Share of $43.12 at December 31, 2016

SAN JUAN, Puerto Rico--(BUSINESS WIRE)--January 24, 2017--Popular, Inc. (the “Corporation” or “Popular”) (NASDAQ:BPOP) reported a net loss of $4.1 million for the quarter ended December 31, 2016, compared to net income of $46.8 million for the quarter ended September 30, 2016. The results for the fourth quarter of 2016 reflect an after-tax charge amounting to $87 million, related to the unfavorable award under the portfolio sales arbitration with the FDIC, as receiver.

Mr. Richard L. Carrión, Chairman of the Board and Chief Executive Officer, said: “Despite the impact of the adverse FDIC arbitrations, during 2016 we demonstrated the strength of our franchise by generating strong revenues and improving credit quality. We also continued to achieve strong loan growth in our U.S. business. As we announced today, we are pleased that the progress made during 2016 allowed us to increase our quarterly common stock dividend from $0.15 to $0.25 and establish a $75 million common stock repurchase program.”

Significant Events

As previously announced, BPPR has filed statements of claim requesting that a review board determine certain matters relating to the loss-share claims under its commercial loss share agreement with the FDIC, as receiver for Westernbank (the "FDIC"),including with respect to the FDIC’s refusal to concur in certain of BPPR’s portfolio sales under the commercial loss share agreement, for which BPPR was seeking damages in the amount of $88.5 million plus interest. On December 12, 2016, the review board in the arbitration described above issued an award denying BPPR’s claim. As a result, for the quarter ending December 31, 2016, the Corporation recognized a pre-tax charge of $116.8 million in connection with unreimbursed losses considered in the arbitration, the related adjustment to the true-up obligation owed to the FDIC at the end of the loss-share agreements in 2020 and recoveries previously incorporated in the net damages claimed in the arbitration.

Earnings Highlights

(Unaudited)	Quarters ended			Years ended
(Dollars in thousands, except per share information)	31-Dec-16	30-Sep-16	31-Dec-15	31-Dec-16	31-Dec-15
Net interest income	$355,405	$353,687	$352,500	$1,422,055	$1,408,983
Provision for loan losses	40,924	42,594	57,711	171,126	217,458
Provision (reversal) for loan losses - covered loans [1]	441	750	820	(1,110)	24,020
Net interest income after provision for loan losses	314,040	310,343	293,969	1,252,039	1,167,505
FDIC loss-share (expense) income	(130,334)	(61,723)	(4,359)	(207,779)	20,062
Other non-interest income	130,159	137,701	136,797	505,715	499,479
Goodwill impairment charge	-	3,801	-	3,801	-
Other operating expenses	320,871	319,871	305,808	1,251,834	1,288,221
(Loss) income from continuing operations before income tax	(7,006)	62,649	120,599	294,340	398,825
Income tax (benefit) expense	(1,766)	15,839	(16,827)	78,784	(495,172)
(Loss) income from continuing operations	(5,240)	46,810	137,426	215,556	893,997
Income from discontinued operations, net of tax	1,135	-	-	1,135	1,347
Net (loss) income	$(4,105)	$46,810	$137,426	$216,691	$895,344
Net (loss) income applicable to common stock	$(5,036)	$45,880	$136,495	$212,968	$891,621
Net (loss) income per common share from continuing operations - Basic	$(0.06)	$0.44	$1.32	$2.05	$8.65
Net (loss) income per common share from continuing operations - Diluted	$(0.06)	$0.44	$1.32	$2.05	$8.64
Net income per common share from discontinued operations - Basic	$0.01	$-	$-	$0.01	$0.01
Net income per common share from discontinued operations - Diluted	$0.01	$-	$-	$0.01	$0.01
[1] Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that are covered under an FDIC loss-sharing agreement.

Adjusted results – Non-GAAP

The Corporation prepared its Consolidated Financial Statement using accounting principles generally accepted in the U.S. (“U.S. GAAP” or the “reported basis”). In addition to analyzing the Corporation’s results on a reported basis, management monitors the “Adjusted net income” of the Corporation and excludes the impact of certain transactions on the results of its operations. Management believes that the “Adjusted net income” provides meaningful information about the underlying performance of the Corporation’s ongoing operations. The “Adjusted net income” is a non-GAAP financial measure.

The following tables reflect the results of operations for the fourth and third quarters of 2016, with adjustments to exclude the impact of certain events during the fourth and third quarters of 2016, to arrive at the adjusted net income.

Adjusted Net Income - Reconciliation to GAAP Financial Measures

(Unaudited)
(In thousands)	31-Dec-16
	Pre-tax	Income tax effect		Impact on net income
U.S. GAAP Net loss				$(4,105)
Non-GAAP Adjustments:
FDIC arbitration award[1]	116,833	(30,123)	[3]	86,710
Other FDIC - LSA adjustments[2]	9,874	(2,797)	[3]	7,077
Income from discontinued operations[4]	(2,015)	880		(1,135)
Adjusted net income (Non-GAAP)				$88,547
[1]Represents the arbitration decision denying BPPR's request for reimbursement in certain shared loss claims.
[2]Additional adjustments, including prior period recoveries, related to restructured commercial loans to reduce the indemnification asset to its expected realizable value.

[3]Gains and losses related to assets acquired from Westernbank as part of the FDIC assisted transaction are subject to the capital gains tax rate of 20%. Other items related to the FDIC loss-sharing agreements are subject to the statutory tax rate of 39%.

[4]Represents income from discontinued operations associated with the BPNA reorganization.

(Unaudited)
(In thousands)	30-Sep-16
	Pre-tax	Income tax effect	Impact on net income
U.S. GAAP Net income			$46,810
Non-GAAP Adjustments:
FDIC arbitration award[1]	54,924	(10,985)	43,939
Goodwill impairment charge[2]	3,801	-	3,801
Adjusted Net income (Non-GAAP)			$94,550
[1]Represents the arbitration decision denying BPPR's request for reimbursement in certain shared loss claims. Gains and losses related to assets acquired from Westernbank as part of the FDIC assisted transaction are subject to the capital gains tax rate of 20%.

[2]Represents goodwill impairment charge in the Corporation’s securities subsidiary. The securities subsidiary is a limited liability company with a partnership election. Accordingly, its earnings flow through Popular, Inc., holding company, for income tax purposes. Since Popular, Inc. has a full valuation allowance on its deferred tax assets, this results in an effective tax rate of 0%.

Net interest income

Net interest income for the quarter ended December 31, 2016 was $355.4 million, compared to $353.7 million for the previous quarter. Net interest margin was 4.02% for the quarter compared to 4.12% for the previous quarter.

The increase in net interest income was mainly related to:

  Higher income from money market, trading and investment securities by $4.1 million due mainly to higher average balance of mortgage backed and U.S. Treasury securities; and
  Higher income from commercial loans by $2.7 million, or 3 basis points, driven by loan growth in the U.S. and higher yields at BPPR due to the impact on the variable rate portfolio of the increase in market rates in the recent months.

These positive variances were partially offset by:

  Lower income from consumer loans by $2.0 million, or 1 basis point, driven by lower average balances at both BPPR and BPNA due to high yield loan portfolio run-offs;
  Lower income from the Westernbank (“WB”) loan portfolio by $1.3 million, or 9 basis points, due to normal run-off and as a result of the quarterly recast process; and
  Higher interest expense on deposits by $2.4 million, or 1 basis point, mainly related to higher deposits costs in the U.S. to fund loan growth and an unfavorable adjustment on equity linked deposits at BPPR. Average balance of deposits increased by 4% related to increases in government deposits in P.R. and retail deposits in the U.S.

BPPR’s net interest income amounted to $305.4 million for the quarter ended December 31, 2016, compared to $303.7 million for the previous quarter. The increase of $1.7 million in net interest income was mainly due to higher income from investment securities and higher yield from commercial loans, partially offset by lower income from WB loans, consumer loans and an unfavorable adjustment on equity linked deposits, as mentioned above. The net interest margin for the fourth quarter was 4.39%, a decline of 10 basis points when compared to 4.49% for the previous quarter. The change in the mix of earning assets as higher yielding assets mature, particularly WB and consumer loans, and the investment portfolio and cash at the Fed increases, resulted in a negative impact to the net interest margin.

BPNA’s net interest income was $65.3 million, flat when compared with the previous quarter. Higher income from investment securities and commercial loans, were offset by lower income from consumer loans and higher costs of deposits. Net interest margin decreased 14 basis points to 3.47% compared to 3.61% for the previous quarter driven by a higher cost of deposits to fund loan growth. U.S. earning assets yielded 4.21%, compared to 4.32% in the previous quarter, while the cost of interest bearing liabilities was 0.96%, compared to 0.94% in the previous quarter. The change in the mix of earning assets driven by investments in securities and commercial loans at lower rates as well as higher funding costs had a negative impact on the net interest margin.

Non-interest (loss) income

The unfavorable variance in non-interest (loss) income of $76.2 million, when compared to the third quarter of 2016, was primarily driven by:

  Higher FDIC loss-share expense by $68.6 million primarily due to a $116.8 million charge related to the portfolio sales arbitration decision denying BPPR's claims under the commercial loss sharing agreement and $9.9 million in additional adjustments related to restructured commercial loans. The results for the third quarter included a $54.9 million charge related to a restructured loan adverse arbitration award;
  Unfavorable variance in net gain on sale of loans of $8.5 million as a result of the gain on the sale of a non-accrual public sector loan during the third quarter; and
  Lower other operating income by $2.9 million mainly due to lower earnings from investments under the equity method by $2.7 million.

These negative variances were partially offset by:

  Higher other service fees by $6.1 million due to higher insurance commission revenues related to contingent commissions typically received during the fourth quarter. Refer to Table F for a breakdown of other service fees.

Refer to Table B for further details.

Financial Impact of the 2010 FDIC-Assisted Transaction

(Unaudited)	Quarters ended			Years ended
(In thousands)	31-Dec-16	30-Sep-16	31-Dec-15	31-Dec-16	31-Dec-15

Income Statement
Interest income on WB loans	$39,642	$40,867	$47,870	$175,207	$208,779
Total FDIC loss-share (expense) income	(130,334)	(61,723)	(4,359)	(207,779)	20,062
Provision (reversal) for loan losses- WB loans	(2,292)	6,612	7,817	(3,318)	54,113
Total (expenses) revenues less provision (reversal) for loan losses	$(88,400)	$(27,468)	$35,694	$(29,254)	$174,728

Balance Sheet
WB loans	$1,861,106	$1,896,099	$2,113,440
FDIC loss-share asset	69,334	152,467	310,221
FDIC true-up payment obligation	153,158	134,487	119,745

See additional details on accounting for the 2010 FDIC-Assisted transaction in Table O.

Operating expenses

Operating expenses amounted to $320.9 million for the fourth quarter of 2016, a decrease of $2.8 million when compared to the third quarter of 2016. The decrease in operating expenses was driven primarily by:

  Lower other operating expense by $10.9 million mainly due to lower operational losses at BPPR and BPNA as a result of higher reserves for legal matters, curtailment losses on insured mortgage claims in our mortgage servicing business and a higher incidence of credit card fraud losses during the third quarter; and
  A goodwill impairment charge of $3.8 million at the securities subsidiary during the third quarter of 2016, recorded as part of the Corporation’s annual goodwill impairment analysis.

These decreases were partially offset by:

  Higher personnel cost by $1.2 million mainly due to higher training and development, severance and employee benefit cost, partially offset by lower salaries and commissions;
  Higher professional fees by $4.4 million mainly due to higher legal fees and other professional fees related to the FDIC arbitration proceedings, partially offset by lower collections, appraisals and other credit related fees;
  Higher business promotion by $2.7 million due to seasonally higher advertising expense at BPPR;
  Higher OREO expenses by $2.4 million mainly due to higher losses and write-downs on mortgage OREO at BPPR; and
  Higher credit and debit card processing, volume, interchange and other expenses by $1.2 million due to earned volume credits during the third quarter.

Non-personnel credit-related costs, which include collections, appraisals, credit related fees, and OREO expenses, amounted to $14.8 million for the fourth quarter of 2016, compared to $15.3 million for the third quarter of 2016. The decrease was principally due to lower collections expense at BPPR.

Full-time equivalent employees were 7,828 as of December 31, 2016, compared to 7,866 as of September 30, 2016.

For a breakdown of operating expenses by category refer to table B.

Income taxes

For the quarter ended December 31, 2016, the Corporation recorded an income tax benefit of $1.8 million from its continued operations, compared to an income tax expense of $15.8 million for the previous quarter. The decline in the income tax expense is mainly driven by the operating loss at BPPR for the fourth quarter, compared to the taxable income for the previous quarter. In the third quarter BPPR recognized a $4.4 million benefit related to the reversal of uncertain tax positions reserves associated with expired statutory provisions.

The effective income tax rate for the fourth quarter was 25%, remaining flat from the previous quarter. The effective tax rate is impacted by the composition and source of the taxable income.

Credit Quality

Credit quality trends continued stable when compared to the third quarter of 2016. The Puerto Rico region experienced a decrease of NPLs, a decrease of inflows to NPLs, and higher charge-offs. The U.S. operation continued to reflect positive results with strong growth and favorable credit quality metrics. The Corporation continues to be attentive to changes in credit quality trends given challenging economic conditions in Puerto Rico.

  Inflows of NPLs held-in-portfolio, excluding consumer loans, decreased by $9.5 million quarter-over-quarter, mainly driven by lower mortgage inflows of $12.9 million.
  Non-performing loans held-in-portfolio decreased by $21.4 million from the third quarter of 2016, driven by lower mortgage and commercial NPLs of $15.9 million and $7.2 million, respectively. At December 31, 2016, NPLs to total loans held-in-portfolio ratio was 2.5%, compared to 2.6% in the third quarter of 2016.
  Net charge-offs increased by $21.1 million from the third quarter of 2016. Excluding $7.1 million recovery related to the sale of previously charged-off credit cards and personal loans in the third quarter of 2016, net charge-offs increased by $14.0 million quarter over quarter. This increase was mainly driven by higher commercial and mortgage NCOs in the BPPR segment by $6.0 million and $5.7 million, respectively. Commercial NCOs included a $5.9 million charge-off taken on a single borrower previously reserved. The Corporation’s ratio of annualized net charge-offs to average non-covered loans held-in-portfolio stood at 1.00%, compared to 0.63% in the third quarter of 2016. The $7.1 million recovery from consumer loans reduced the NCO ratio by 13 bps in the previous quarter. Refer to Table J for further information on net charge-offs and related ratios.
  The allowance for loan losses decreased by $15.3 million from the third quarter 2016 to $510.3 million. The general and specific reserves related to non-covered loans totaled $398.9 million and $111.4 million, respectively, at quarter-end, compared with $396.5 million and $129.1 million, respectively, as of September 30, 2016. The ratio of the allowance for loan losses to loans held-in-portfolio was 2.24% in the fourth quarter of 2016, compared to 2.33% from the previous quarter.
  The ratio of the allowance for loan losses to NPLs held-in-portfolio increased slightly to 91.5%, compared to 90.7% in the previous quarter.
  The provision for loan losses for the fourth quarter of 2016 remained flat amounting to $40.9 million. The third quarter of 2016 included $7.1 million recovery impact from the sale of the above mentioned consumer loans. The provision to net charge-offs ratio was 72.8% in the fourth quarter of 2016, compared to 121.2% in the previous quarter.
Non-Performing Assets
(Unaudited)
(In thousands)	31-Dec-16	30-Sep-16	31-Dec-15
Total non-performing loans held-in-portfolio, excluding covered loans	$557,915	$579,325	$601,799
Non-performing loans held-for-sale	-	-	45,169
Other real estate owned (“OREO”), excluding covered OREO	180,445	184,828	155,231
Total non-performing assets, excluding covered assets	738,360	764,153	802,199
Covered loans and OREO	36,044	41,211	40,571
Total non-performing assets	$774,404	$805,364	$842,770
Net charge-offs for the quarter (excluding covered loans)	$56,216	$35,140	$82,870

Ratios (excluding covered loans):
Non-covered loans held-in-portfolio	$22,773,747	$22,595,972	$22,346,115
Non-performing loans held-in-portfolio to loans held-in-portfolio	2.45%	2.56%	2.69%
Allowance for loan losses to loans held-in-portfolio	2.24	2.33	2.25
Allowance for loan losses to non-performing loans, excluding loans held-for-sale	91.47	90.73	83.57

Refer to Table H for additional information.

Provision for Loan Losses

(Unaudited)	Quarters ended			Years ended
(In thousands)	31-Dec-16	30-Sep-16	31-Dec-15	31-Dec-16	31-Dec-15
Provision for loan losses:
BPPR	$37,357	$36,281	$55,635	$155,860	$216,832
BPNA	3,567	6,313	2,076	15,266	626
Total provision for loan losses - non-covered loans	$40,924	$42,594	$57,711	$171,126	$217,458
Provision (reversal) for loan losses - covered loans	441	750	820	(1,110)	24,020
Total provision for loan losses	$41,365	$43,344	$58,531	$170,016	$241,478

Credit Quality by Segment
(Unaudited)
(In thousands)	Quarters ended
BPPR	31-Dec-16	30-Sep-16	31-Dec-15
Provision for loan losses	$37,357	$36,281	$55,635
Net charge-offs	53,416	32,959	82,011
Total non-performing loans held-in-portfolio, excluding covered loans	532,508	551,238	574,834
Allowance / non-covered loans held-in-portfolio	2.73%	2.80%	2.67%

	Quarters ended
BPNA	31-Dec-16	30-Sep-16	31-Dec-15
Provision for loan losses	$3,567	$6,313	$2,076
Net charge-offs	2,800	2,181	859
Total non-performing loans held-in-portfolio	25,407	28,087	26,965
Allowance / non-covered loans held-in-portfolio	0.75%	0.78%	0.69%

Financial Condition Highlights

(Unaudited)
(In thousands)	31-Dec-16	30-Sep-16	31-Dec-15
Cash and money market investments	$3,252,611	$4,314,040	$2,543,766
Trading and investment securities	8,535,530	7,968,004	6,407,802
Loans not covered under loss-sharing agreements with the FDIC	22,773,747	22,595,972	22,346,115
Loans covered under loss-sharing agreements with the FDIC	572,878	588,211	646,115
Total assets	38,661,609	39,054,296	35,761,733
Deposits	30,496,224	30,327,045	27,209,723
Borrowings	2,055,477	2,364,984	2,425,853
Liabilities from discontinued operations	-	1,815	1,815
Total liabilities	33,463,652	33,673,901	30,656,409
Stockholders’ equity	5,197,957	5,380,395	5,105,324

Total assets decreased by $0.4 billion from the third quarter of 2016 driven by:

  A decrease of $1.1 billion in money market investments mainly at BPPR due to the deployment of liquidity into longer termed investment securities; and
  A decrease of $83.1 million in the FDIC loss-share asset due mainly to the $81.3 million write-down related to the review board’s denial of BPPR’s claim in connection with arbitration proceedings with the FDIC during the fourth quarter of 2016. Refer to Table O for further details.

These negative variances were partially offset by:

  An increase of $0.6 billion in investment securities available-for-sale mainly at BPPR due to purchases of U.S Treasury securities and mortgage-backed agency pools; and
  A net increase of $0.2 billion in non-covered loans held-in-portfolio mainly driven by growth in the commercial portfolio at BPNA by $0.3 billion, partially offset by lower balances of consumer, residential mortgage, and commercial loans at BPPR by $0.1 billion.

Total liabilities decreased by $0.2 billion from the third quarter of 2016, principally driven by:

  A decrease of $0.3 billion in federal funds purchased and assets sold under agreements to repurchase mainly due to a net decrease in repurchase agreements principally at BPPR; and
  A decrease of $68.1 million in other liabilities primarily due to a reduction in the liability for GNMA loans with a repurchase option due to higher repurchase activity during the fourth quarter, partially offset by the impact on the true-up payment obligation related to the adverse portfolio sales arbitration award and other commercial loss share agreement adjustments and the pre-tax adjustment of pension and postretirement benefit plans.

These negative variances were partially offset by:

  An increase of $0.2 billion in deposits mainly due to increases in savings and money market deposits at BPNA, partially offset by decreases in deposits from the Puerto Rico public sector at BPPR. Refer to Table G for additional information on deposits.

Stockholders’ equity decreased by approximately $182.4 million from the third quarter of 2016, mainly as a result of a net loss for the quarter of $4.1 million, declared dividends of $15.6 million on common stock and $0.9 million in dividends on preferred stock, higher net unrealized losses on securities available-for-sale by $152.6 million, and a $11.4 million after-tax adjustment of pension and postretirement benefit plans.

Common equity tier-1 ratio (“CET1”), book value per share and tangible book value per share were 16.47%, $50.08 and $43.12, respectively at December 31, 2016 compared to 16.64%, $51.85 and $44.86 at September 30, 2016. Refer to Table A for capital ratios.

Refer to Table C for the Statements of Financial Condition.

Cautionary Note Regarding Forward-Looking Statements

The information contained in this press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, but instead represent only management’s beliefs regarding future events and current expectations, many of which, by their nature, are inherently uncertain and outside of the control of the Corporation. It is possible that the Corporation’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated or implied in these forward-looking statements. Please refer to our Annual Report on Form 10-K for the year ended December 31, 2015, the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, and our other filings with the Securities and Exchange Commission for a discussion of some of the risks and important factors that could affect the Corporation’s future results and financial condition. Those filings are available on the Corporation’s website (www.popular.com) and on the Securities and Exchange Commission website (www.SEC.gov). The Corporation does not undertake to update or revise any forward-looking statement to reflect events or circumstances that may arise after the date of such statements.

Founded in 1893, Popular, Inc. is the leading banking institution by both assets and deposits in Puerto Rico and ranks among the top 50 U.S. banks by assets. Popular provides retail, mortgage and commercial banking services through its principal banking subsidiary, Banco Popular de Puerto Rico, as well as auto and equipment leasing and financing, investment banking, broker-dealer and insurance services through specialized subsidiaries. In the United States, Popular has established a community-banking franchise providing a broad range of financial services and products with branches in New York, New Jersey and Florida under the name of Popular Community Bank.

Conference Call

Popular will hold a conference call to discuss its financial results today Tuesday, January 24, 2017 at 10:00 a.m. Eastern Time. The call will be open to the public and broadcasted live over the Internet, and can be accessed through the Investor Relations section of the Corporation’s website: www.popular.com.

Listeners are recommended to go to the website at least 15 minutes prior to the call to download and install any necessary audio software. The call may also be accessed through a dial-in telephone number 1-866-235-1201 or 1-412-902-4127. [There is no charge to access the call]

A replay of the webcast will be archived in Popular’s website. A telephone replay will be available one hour after the end of the conference call through Friday, February 24, 2017. The replay dial in is 1-877-344-7529 or 1-412-317-0088. The replay passcode is 10098325.

An electronic version of this press release can be found at the Corporation’s website: www.popular.com.

Popular, Inc.
Financial Supplement to Fourth Quarter 2016 Earnings Release

Table A - Selected Ratios and Other Information

Table B - Consolidated Statement of Operations

Table C - Consolidated Statement of Financial Condition

Table D - Consolidated Average Balances and Yield / Rate Analysis - QUARTER

Table E - Consolidated Average Balances and Yield / Rate Analysis - YEAR-TO-DATE

Table F - Mortgage Banking Activities and Other Service Fees

Table G - Loans and Deposits

Table H - Non-Performing Assets

Table I - Activity in Non-Performing Loans

Table J - Allowance for Credit Losses, Net Charge-offs and Related Ratios

Table K - Allowance for Loan Losses - Breakdown of General and Specific Reserves - CONSOLIDATED

Table L - Allowance for Loan Losses - Breakdown of General and Specific Reserves - PUERTO RICO OPERATIONS

Table M - Allowance for Loan Losses - Breakdown of General and Specific Reserves - U.S. MAINLAND OPERATIONS

Table N - Reconciliation to GAAP Financial Measures

Table O - Financial Information - Westernbank Loans

Table P - Adjusted Net Income for the Years Ended December 31, 2016 and 2015 (Non-GAAP)

POPULAR, INC.
Financial Supplement to Fourth Quarter 2016 Earnings Release
Table A - Selected Ratios and Other Information
(Unaudited)

	Quarters ended			Years ended
	31-Dec-16	30-Sep-16	31-Dec-15	31-Dec-16	31-Dec-15
Basic EPS from continuing operations	$(0.06)	$0.44	$1.32	$2.05	$8.65

Basic EPS from discontinued operations	$0.01	$-	$-	$0.01	$0.01

Total Basic EPS	$(0.05)	$0.44	$1.32	$2.06	$8.66

Diluted EPS from continuing operations	$(0.06)	$0.44	$1.32	$2.05	$8.64

Diluted EPS from discontinued operations	$0.01	$-	$-	$0.01	$0.01

Total Diluted EPS	$(0.05)	$0.44	$1.32	$2.06	$8.65

Average common shares outstanding	103,368,820	103,296,443	103,098,249	103,275,264	102,967,186

Average common shares outstanding - assuming dilution	103,368,820	103,465,385	103,259,503	103,377,283	103,124,309

Common shares outstanding at end of period	103,790,932	103,762,596	103,618,976	103,790,932	103,618,976

Market value per common share	$43.82	$38.22	$28.34	$43.82	$28.34

Market capitalization - (In millions)	$4,548	$3,966	$2,937	$4,548	$2,937

Return on average assets	(0.04%)	0.49%	1.53%	0.58%	2.54%
	.	.
Return on average common equity	(0.38%)	3.46%	10.77%	4.07%	19.16%

Net interest margin	4.02%	4.12%	4.42%	4.22%	4.48%

Common equity per share	$49.60	$51.37	$48.79	$49.60	$48.79

Book value per share	$50.08	$51.85	$49.27	$50.08	$49.27

Tangible common book value per common share (non-GAAP)	$43.12	$44.86	$42.18	$43.12	$42.18

Tangible common equity to tangible assets (non-GAAP)	11.78%	12.13%	12.46%	11.78%	12.46%

Tier 1 capital	16.47%	16.64%	16.21%	16.47%	16.21%

Total capital	19.46%	19.65%	18.78%	19.46%	18.78%

Tier 1 leverage	10.91%	11.21%	11.82%	10.91%	11.82%

Common Equity Tier 1 capital	16.47%	16.64%	16.21%	16.47%	16.21%

POPULAR, INC.
Financial Supplement to Fourth Quarter 2016 Earnings Release
Table B - Consolidated Statement of Operations
(Unaudited)
	Quarters ended		Variance	Quarter ended	Variance	Years ended
(In thousands, except per share information)	31-Dec-16	30-Sep-16	Q4 2016 vs. Q3 2016	31-Dec-15	Q4 2016 vs. Q4 2015	31-Dec-16	31-Dec-15
Interest income:
Loans	$363,252	$363,550	$(298)	$364,484	$(1,232)	$1,459,720	$1,458,706
Money market investments	5,108	4,568	540	1,949	3,159	16,428	7,243
Investment securities	41,283	37,732	3,551	32,795	8,488	152,011	126,064
Trading account securities	1,401	1,449	(48)	2,129	(728)	6,414	11,001
Total interest income	411,044	407,299	3,745	401,357	9,687	1,634,573	1,603,014
Interest expense:
Deposits	34,742	32,362	2,380	27,054	7,688	127,577	107,533
Short-term borrowings	1,761	2,132	(371)	1,693	68	7,812	7,512
Long-term debt	19,136	19,118	18	20,110	(974)	77,129	78,986
Total interest expense	55,639	53,612	2,027	48,857	6,782	212,518	194,031
Net interest income	355,405	353,687	1,718	352,500	2,905	1,422,055	1,408,983
Provision for loan losses - non-covered loans	40,924	42,594	(1,670)	57,711	(16,787)	171,126	217,458
Provision (reversal) for loan losses - covered loans	441	750	(309)	820	(379)	(1,110)	24,020
Net interest income after provision for loan losses	314,040	310,343	3,697	293,969	20,071	1,252,039	1,167,505
Service charges on deposit accounts	39,902	40,776	(874)	39,993	(91)	160,836	160,108
Other service fees	65,274	59,169	6,105	66,928	(1,654)	234,770	236,090
Mortgage banking activities	14,488	15,272	(784)	23,430	(8,942)	56,538	81,802
Net gain and valuation adjustments on investment securities	30	349	(319)	-	30	1,962	141
Other-than-temporary impairment losses on investment securities	-	-	-	-	-	(209)	(14,445)
Trading account loss	(1,627)	(113)	(1,514)	(1,631)	4	(785)	(4,723)
Net gain (loss) on sale of loans, including valuation adjustments on loans held-for-sale	-	8,549	(8,549)	(60)	60	8,245	542
Adjustments (expense) to indemnity reserves on loans sold	(3,051)	(4,390)	1,339	(8,647)	5,596	(17,285)	(18,628)
FDIC loss-share (expense) income	(130,334)	(61,723)	(68,611)	(4,359)	(125,975)	(207,779)	20,062
Other operating income	15,143	18,089	(2,946)	16,784	(1,641)	61,643	58,592
Total non-interest (expense) income	(175)	75,978	(76,153)	132,438	(132,613)	297,936	519,541
Operating expenses:
Personnel costs
Salaries	77,275	77,770	(495)	77,578	(303)	308,135	304,618
Commissions, incentives and other bonuses	17,405	18,528	(1,123)	18,015	(610)	73,684	79,305
Pension, postretirement and medical insurance	12,481	13,413	(932)	10,393	2,088	51,284	44,059
Other personnel costs, including payroll taxes	15,292	11,513	3,779	13,235	2,057	54,373	49,537
Total personnel costs	122,453	121,224	1,229	119,221	3,232	487,476	477,519
Net occupancy expenses	21,883	21,626	257	20,616	1,267	85,653	86,888
Equipment expenses	16,494	15,922	572	16,035	459	62,225	60,110
Other taxes	10,615	11,324	(709)	10,159	456	42,304	39,797
Professional fees
Collections, appraisals and other credit related fees	1,128	4,005	(2,877)	4,438	(3,310)	14,607	23,098
Programming, processing and other technology services	53,196	52,174	1,022	48,195	5,001	205,466	191,895
Legal fees, excluding collections	14,702	11,428	3,274	6,721	7,981	42,393	26,122
Other professional fees	16,667	13,659	3,008	18,500	(1,833)	60,577	67,870
Total professional fees	85,693	81,266	4,427	77,854	7,839	323,043	308,985
Communications	5,780	5,785	(5)	6,759	(979)	23,897	25,146
Business promotion	15,473	12,726	2,747	15,162	311	53,014	52,076
FDIC deposit insurance	5,926	5,854	72	5,386	540	24,512	27,626
Other real estate owned (OREO) expenses	13,703	11,295	2,408	9,997	3,706	47,119	85,568
Credit and debit card processing, volume, interchange and other expenses	4,817	3,640	1,177	5,822	(1,005)	20,796	22,854
Other operating expenses
Operational losses	6,579	19,609	(13,030)	5,091	1,488	35,995	20,663
All other	8,619	6,503	2,116	10,180	(1,561)	33,656	51,558
Total other operating expenses	15,198	26,112	(10,914)	15,271	(73)	69,651	72,221
Amortization of intangibles	2,836	3,097	(261)	2,522	314	12,144	11,019
Goodwill impairment charge	-	3,801	(3,801)	-	-	3,801	-
Restructuring costs	-	-	-	1,004	(1,004)	-	18,412
Total operating expenses	320,871	323,672	(2,801)	305,808	15,063	1,255,635	1,288,221
(Loss) income from continuing operations before income tax	(7,006)	62,649	(69,655)	120,599	(127,605)	294,340	398,825
Income tax (benefit) expense	(1,766)	15,839	(17,605)	(16,827)	15,061	78,784	(495,172)
(Loss) income from continuing operations	(5,240)	46,810	(52,050)	137,426	(142,666)	215,556	893,997
Income from discontinued operations, net of tax	1,135	-	1,135	-	1,135	1,135	1,347
Net (loss) income	$(4,105)	$46,810	$(50,915)	$137,426	$(141,531)	$216,691	$895,344
Net (loss) income applicable to common stock	$(5,036)	$45,880	$(50,916)	$136,495	$(141,531)	$212,968	$891,621
Net (loss) income per common share - basic:
Net (loss) income from continuing operations	$(0.06)	$0.44	$(0.50)	$1.32	$(1.38)	$2.05	$8.65
Net income from discontinued operations	0.01	-	0.01	-	0.01	0.01	0.01
Net (loss) income per common share - basic	$(0.05)	$0.44	$(0.49)	$1.32	$(1.37)	$2.06	$8.66
Net (loss) income per common share - diluted:
Net (loss) income from continuing operations	$(0.06)	$0.44	$(0.50)	$1.32	$(1.38)	$2.05	$8.64
Net income from discontinued operations	0.01	-	0.01	-	0.01	0.01	0.01
Net (loss) income per common share - diluted	$(0.05)	$0.44	$(0.49)	$1.32	$(1.37)	$2.06	$8.65
Dividends Declared per Common Share	$0.15	$0.15	$-	$0.15	$-	$0.60	$0.30

Popular, Inc.
Financial Supplement to Fourth Quarter 2016 Earnings Release
Table C - Consolidated Statement of Financial Condition
(Unaudited)
				Variance
				Q4 2016 vs.
(In thousands)	31-Dec-16	30-Sep-16	31-Dec-15	Q3 2016
Assets:
Cash and due from banks	$362,394	$350,545	$363,674	$11,849
Money market investments	2,890,217	3,963,495	2,180,092	(1,073,278)
Trading account securities, at fair value	59,805	72,584	71,659	(12,779)
Investment securities available-for-sale, at fair value	8,209,806	7,628,656	6,062,992	581,150
Investment securities held-to-maturity, at amortized cost	98,101	97,973	100,903	128
Other investment securities, at lower of cost or realizable value	167,818	168,791	172,248	(973)
Loans held-for-sale, at lower of cost or fair value	88,821	72,076	137,000	16,745
Loans held-in-portfolio:
Loans not covered under loss-sharing agreements with the FDIC	22,895,172	22,714,358	22,453,813	180,814
Loans covered under loss-sharing agreements with the FDIC	572,878	588,211	646,115	(15,333)
Less: Unearned income	121,425	118,386	107,698	3,039
Allowance for loan losses	540,651	555,855	537,111	(15,204)
Total loans held-in-portfolio, net	22,805,974	22,628,328	22,455,119	177,646
FDIC loss-share asset	69,334	152,467	310,221	(83,133)
Premises and equipment, net	543,981	537,975	502,611	6,006
Other real estate not covered under loss-sharing agreements with the FDIC	180,445	184,828	155,231	(4,383)
Other real estate covered under loss-sharing agreements with the FDIC	32,128	37,414	36,685	(5,286)
Accrued income receivable	138,042	119,691	124,234	18,351
Mortgage servicing assets, at fair value	196,889	200,354	211,405	(3,465)
Other assets	2,145,510	2,163,939	2,193,162	(18,429)
Goodwill	627,294	627,294	626,388	-
Other intangible assets	45,050	47,886	58,109	(2,836)
Total assets	$38,661,609	$39,054,296	$35,761,733	$(392,687)
Liabilities and Stockholders’ Equity:
Liabilities:
Deposits:
Non-interest bearing	$6,980,443	$6,950,287	$6,401,515	$30,156
Interest bearing	23,515,781	23,376,758	20,808,208	139,023
Total deposits	30,496,224	30,327,045	27,209,723	169,179
Federal funds purchased and assets sold under agreements to repurchase	479,425	765,251	762,145	(285,826)
Other short-term borrowings	1,200	1,200	1,200	-
Notes payable	1,574,852	1,598,533	1,662,508	(23,681)
Other liabilities	911,951	980,057	1,019,018	(68,106)
Liabilities from discontinued operations	-	1,815	1,815	(1,815)
Total liabilities	33,463,652	33,673,901	30,656,409	(210,249)
Stockholders’ equity:
Preferred stock	50,160	50,160	50,160	-
Common stock	1,040	1,040	1,038	-
Surplus	4,255,022	4,234,842	4,229,156	20,180
Retained earnings	1,220,307	1,259,295	1,087,957	(38,988)
Treasury stock	(8,286)	(7,647)	(6,101)	(639)
Accumulated other comprehensive loss	(320,286)	(157,295)	(256,886)	(162,991)
Total stockholders’ equity	5,197,957	5,380,395	5,105,324	(182,438)
Total liabilities and stockholders’ equity	$38,661,609	$39,054,296	$35,761,733	$(392,687)

Popular, Inc.
Financial Supplement to Fourth Quarter 2016 Earnings Release
Table D - Consolidated Average Balances and Yield / Rate Analysis - QUARTER
(Unaudited)

	Quarter ended			Quarter ended			Quarter ended			Variance			Variance

	31-Dec-16			30-Sep-16			31-Dec-15			Q4 2016 vs. Q3 2016			Q4 2016 vs. Q4 2015

($ amounts in millions; yields not on a taxable equivalent basis)	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate
Assets:
Interest earning assets:
Money market, trading and investment securities	$12,185	$47.8	1.57%	$11,159	$43.7	1.57%	$8,602	$36.9	1.71%	$1,026	$4.1	-%	$3,583	$10.9	(0.14)%
Loans not covered under loss-sharing agreements with the FDIC:
Commercial	9,435	116.5	4.91	9,269	113.8	4.88	8,936	106.1	4.71	166	2.7	0.03	499	10.4	0.20
Construction	737	9.9	5.36	739	10.1	5.44	662	9.8	5.88	(2)	(0.2)	(0.08)	75	0.1	(0.52)
Mortgage	6,598	88.5	5.37	6,637	88.3	5.32	6,947	92.5	5.33	(39)	0.2	0.05	(349)	(4.0)	0.04
Consumer	3,774	97.3	10.26	3,847	99.3	10.27	3,819	97.6	10.13	(73)	(2.0)	(0.01)	(45)	(0.3)	0.13
Lease financing	688	11.4	6.64	669	11.2	6.72	611	10.6	6.97	19	0.2	(0.08)	77	0.8	(0.33)
Total loans (excluding WB loans)	21,232	323.6	6.07	21,161	322.7	6.08	20,975	316.6	6.00	71	0.9	(0.01)	257	7.0	0.07
WB loans	1,845	39.6	8.56	1,881	40.9	8.65	2,156	47.9	8.82	(36)	(1.3)	(0.09)	(311)	(8.3)	(0.26)
Total loans	23,077	363.2	6.27	23,042	363.6	6.29	23,131	364.5	6.27	35	(0.4)	(0.02)	(54)	(1.3)	-
Total interest earning assets	35,262	$411.0	4.65%	34,201	$407.3	4.75%	31,733	$401.4	5.03%	1,061	$3.7	(0.10)%	3,529	$9.6	(0.38)%
Allowance for loan losses	(562)			(553)			(573)			(9)			11
Other non-interest earning assets	4,386			4,443			4,416			(57)			(30)
Total average assets	$39,086			$38,091			$35,576			$995			$3,510

Liabilities and Stockholders' Equity:
Interest bearing deposits:
NOW and money market	$8,007	$8.3	0.41%	$7,326	$7.0	0.38%	$5,547	$5.1	0.36%	$681	$1.3	0.03%	$2,460	$3.2	0.05%
Savings	7,796	4.7	0.24	7,550	4.6	0.24	7,119	4.1	0.23	246	0.1	-	677	0.6	0.01
Time deposits	7,858	21.7	1.10	7,859	20.7	1.05	8,192	17.9	0.87	(1)	1.0	0.05	(334)	3.8	0.23
Total interest bearing deposits	23,661	34.7	0.58	22,735	32.3	0.57	20,858	27.1	0.51	926	2.4	0.01	2,803	7.6	0.07
Borrowings	2,212	20.9	3.78	2,398	21.3	3.55	2,439	21.8	3.57	(186)	(0.4)	0.23	(227)	(0.9)	0.21
Total interest bearing liabilities	25,873	55.6	0.86	25,133	53.6	0.85	23,297	48.9	0.83	740	2.0	0.01	2,576	6.7	0.03
Net interest spread			3.79%			3.90%			4.20%			(0.11)%			(0.41)%
Non-interest bearing deposits	6,976			6,676			6,246			300			730
Other liabilities	901			955			953			(54)			(52)
Liabilities from discontinued operations	2			2			2			-			-
Stockholders' equity	5,334			5,325			5,078			9			256
Total average liabilities and stockholders' equity	$39,086			$38,091			$35,576			$995			$3,510

Net interest income / margin non-taxable equivalent basis		$355.4	4.02%		$353.7	4.12%		$352.5	4.42%		$1.7	(0.10)%		$2.9	(0.40)%

Popular, Inc.
Financial Supplement to Fourth Quarter 2016 Earnings Release
Table E - Consolidated Average Balances and Yield / Rate Analysis - YEAR-TO-DATE
(Unaudited)

	Year ended			Year ended
	31-Dec-16			31-Dec-15			Variance
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
($ amounts in millions; yields not on a taxable equivalent basis)	balance	Expense	Rate	balance	Expense	Rate	balance	Expense	Rate
Assets:
Interest earning assets:
Money market, trading and investment securities	$10,651	$174.9	1.64%	$8,406	$144.3	1.72%	$2,245	$30.6	(0.08)%
Loans not covered under loss-sharing agreements with the FDIC:
Commercial	9,203	451.8	4.91	8,705	424.6	4.88	498	27.2	0.03
Construction	726	39.0	5.38	616	36.9	6.00	110	2.1	(0.62)
Mortgage	6,702	355.4	5.30	6,978	360.4	5.16	(276)	(5.0)	0.14
Consumer	3,823	394.0	10.31	3,824	387.2	10.13	(1)	6.8	0.18
Lease financing	660	44.3	6.71	589	40.8	6.91	71	3.5	(0.20)
Total loans (excluding WB loans)	21,114	1,284.5	6.08	20,712	1,249.9	6.03	402	34.6	0.05
WB loans	1,949	175.2	8.99	2,333	208.8	8.95	(384)	(33.6)	0.04
Total loans	23,063	1,459.7	6.33	23,045	1,458.7	6.33	18	1.0	-
Total interest earning assets	33,714	$1,634.6	4.85%	31,451	$1,603.0	5.10%	2,263	$31.6	(0.25)%
Allowance for loan losses	(548)			(585)			37
Other non-interest earning assets	4,448			4,320			128
Total average assets	$37,614			$35,186			$2,428

Liabilities and Stockholders' Equity:
Interest bearing deposits:
NOW and money market	$7,020	$27.6	0.39%	$5,447	$19.0	0.35%	$1,573	$8.6	0.04%
Savings	7,528	18.0	0.24	7,027	16.2	0.23	501	1.8	0.01
Time deposits	7,910	82.0	1.04	8,158	72.3	0.89	(248)	9.7	0.15
Total interest bearing deposits	22,458	127.6	0.57	20,632	107.5	0.52	1,826	20.1	0.05
Borrowings	2,339	84.9	3.63	2,757	86.5	3.14	(418)	(1.6)	0.49
Total interest bearing liabilities	24,797	212.5	0.86	23,389	194.0	0.83	1,408	18.5	0.03
Net interest spread			3.99%			4.27%			(0.28)%
Non-interest bearing deposits	6,608			6,147			461
Other liabilities	928			944			(16)
Liabilities from discontinued operations	2			2			-
Stockholders' equity	5,279			4,704			575
Total average liabilities and stockholders' equity	$37,614			$35,186			$2,428

Net interest income / margin non-taxable equivalent basis		$1,422.1	4.22%		$1,409.0	4.48%		$13.1	(0.26)%

Popular, Inc.
Financial Supplement to Fourth Quarter 2016 Earnings Release
Table F - Mortgage Banking Activities and Other Service Fees
(Unaudited)

Mortgage Banking Activities				Variance
	Quarters ended			Q4 2016 vs.	Q4 2016 vs.	Year ended		Variance

(In thousands)	31-Dec-16	30-Sep-16	31-Dec-15	Q3 2016	Q4 2015	31-Dec-16	31-Dec-15	2016 vs. 2015
Mortgage servicing fees, net of fair value adjustments:
Mortgage servicing fees	$14,211	$14,520	$15,504	$(309)	$(1,293)	$58,208	$59,461	$(1,253)
Mortgage servicing rights fair value adjustments	(6,457)	(6,062)	(2,096)	(395)	(4,361)	(25,336)	(7,904)	(17,432)
Total mortgage servicing fees, net of fair value adjustments	7,754	8,458	13,408	(704)	(5,654)	32,872	51,557	(18,685)
Net gain on sale of loans, including valuation on loans held-for-sale	2,535	8,857	10,337	(6,322)	(7,802)	26,976	35,336	(8,360)
Trading account profit (loss):
Unrealized gains (losses) on outstanding derivative positions	43	95	27	(52)	16	(1)	17	(18)
Realized gains (losses) on closed derivative positions	4,156	(2,138)	(342)	6,294	4,498	(3,309)	(5,108)	1,799
Total trading account profit (loss)	4,199	(2,043)	(315)	6,242	4,514	(3,310)	(5,091)	1,781
Total mortgage banking activities	$14,488	$15,272	$23,430	$(784)	$(8,942)	$56,538	$81,802	$(25,264)

Other Service Fees				Variance
	Quarters ended			Q4 2016 vs.	Q4 2016 vs.	Years ended		Variance

(In thousands)	31-Dec-16	30-Sep-16	31-Dec-15	Q3 2016	Q4 2015	31-Dec-16	31-Dec-15	2016 vs. 2015
Other service fees:
Debit card fees	$12,088	$11,483	$11,768	$605	$320	$46,241	$46,176	$65
Insurance fees	20,804	15,943	23,813	4,861	(3,009)	63,482	63,976	(494)
Credit card fees	18,324	17,644	17,528	680	796	70,526	68,166	2,360
Sale and administration of investment products	5,652	5,542	5,578	110	74	21,450	23,846	(2,396)
Trust fees	4,782	4,968	4,947	(186)	(165)	18,811	18,866	(55)
Other fees	3,624	3,589	3,294	35	330	14,260	15,060	(800)
Total other service fees	$65,274	$59,169	$66,928	$6,105	$(1,654)	$234,770	$236,090	$(1,320)

Popular, Inc.
Financial Supplement to Fourth Quarter 2016 Earnings Release
Table G - Loans and Deposits
(Unaudited)

Loans - Ending Balances
				Variance
(In thousands)	31-Dec-16	30-Sep-16	31-Dec-15	Q4 2016 vs. Q3 2016	Q4 2016 vs. Q4 2015
Loans not covered under FDIC loss-sharing agreements:
Commercial	$10,798,507	$10,537,191	$10,099,163	$261,316	$699,344
Construction	776,300	731,352	681,106	44,948	95,194
Legacy [1]	45,293	47,914	64,436	(2,621)	(19,143)
Lease financing	702,893	682,810	627,650	20,083	75,243
Mortgage	6,696,361	6,774,497	7,036,081	(78,136)	(339,720)
Consumer	3,754,393	3,822,208	3,837,679	(67,815)	(83,286)
Total non-covered loans held-in-portfolio	$22,773,747	$22,595,972	$22,346,115	$177,775	$427,632
Loans covered under FDIC loss-sharing agreements	572,878	588,211	646,115	(15,333)	(73,237)
Total loans held-in-portfolio	$23,346,625	$23,184,183	$22,992,230	$162,442	$354,395
Loans held-for-sale:
Commercial	$-	$-	$45,074	$-	$(45,074)
Construction	-	-	95	-	(95)
Mortgage	88,821	72,076	91,831	16,745	(3,010)
Total loans held-for-sale	$88,821	$72,076	$137,000	$16,745	$(48,179)
Total loans	$23,435,446	$23,256,259	$23,129,230	$179,187	$306,216
[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA segment.
Deposits - Ending Balances
				Variance
(In thousands)	31-Dec-16	30-Sep-16	31-Dec-15	Q4 2016 vs. Q3 2016	Q4 2016 vs.Q4 2015
Demand deposits [1]	$9,053,897	$9,161,839	$7,221,238	$(107,942)	$1,832,659
Savings, NOW and money market deposits (non-brokered)	13,327,298	12,872,072	11,440,693	455,226	1,886,605
Savings, NOW and money market deposits (brokered)	405,487	391,128	382,424	14,359	23,063
Time deposits (non-brokered)	7,486,717	7,619,232	7,274,157	(132,515)	212,560
Time deposits (brokered CDs)	222,825	282,774	891,211	(59,949)	(668,386)
Total deposits	$30,496,224	$30,327,045	$27,209,723	$169,179	$3,286,501
[1] Includes interest and non-interest bearing demand deposits.

Popular, Inc.
Financial Supplement to Fourth Quarter 2016 Earnings Release
Table H - Non-Performing Assets
(Unaudited)
							Variance
(Dollars in thousands)	31-Dec-16	As a % of loans HIP by category	30-Sep-16	As a % of loans HIP by category	31-Dec-15	As a % of loans HIP by category	Q4 2016 vs. Q3 2016	Q4 2016 vs. Q4 2015
Non-accrual loans:
Commercial	$163,348	1.5%	$170,571	1.6%	$181,816	1.8%	$(7,223)	$(18,468)
Construction	-	-	-	-	3,550	0.5	-	(3,550)
Legacy [1]	3,337	7.4	3,450	7.2	3,649	5.7	(113)	(312)
Lease financing	3,062	0.4	2,878	0.4	3,009	0.5	184	53
Mortgage	329,907	4.9	345,776	5.1	351,471	5.0	(15,869)	(21,564)
Consumer	58,261	1.6	56,650	1.5	58,304	1.5	1,611	(43)
Total non-performing loans held-in-
portfolio, excluding covered loans	557,915	2.5%	579,325	2.6%	601,799	2.7%	(21,410)	(43,884)
Non-performing loans held-for-sale [2]	-		-		45,169		-	(45,169)
Other real estate owned (“OREO”),
excluding covered OREO	180,445		184,828		155,231		(4,383)	25,214
Total non-performing assets,
excluding covered assets	738,360		764,153		802,199		(25,793)	(63,839)
Covered loans and OREO	36,044		41,211		40,571		(5,167)	(4,527)
Total non-performing assets	$774,404		$805,364		$842,770		$(30,960)	$(68,366)
Accruing loans past due 90 days or more [3]	$426,652		$418,652		$446,725		$8,000	$(20,073)
Ratios excluding covered loans:
Non-performing loans held-in-portfolio
to loans held-in-portfolio	2.45%		2.56%		2.69%
Allowance for loan losses to loans
held-in-portfolio	2.24		2.33		2.25
Allowance for loan losses to
non-performing loans, excluding loans
held-for-sale	91.47		90.73		83.57
Ratios including covered loans:
Non-performing assets to total assets	2.00%		2.06%		2.36%
Non-performing loans held-in-portfolio
to loans held-in-portfolio	2.41		2.52		2.63
Allowance for loan losses to loans
held-in-portfolio	2.32		2.40		2.34
Allowance for loan losses to non-performing
loans, excluding loans held-for-sale	96.23		95.32		88.68
[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA segment.
[2] There were no non-performing loans held-for-sale as of December 31, 2016 (September 30, 2016 - there were no non-performing loans held-for-sale; December 31, 2015 - $45 million in commercial loans and $95 thousand in construction loans.)
[3] It is the Corporation’s policy to report delinquent residential mortgage loans insured by FHA or guaranteed by the VA as accruing loans past due 90 days or more as opposed to non-performing since the principal repayment is insured. These balances include $181 million of residential mortgage loans insured by FHA or guaranteed by the VA that are no longer accruing interest as of December 31, 2016 (September 30, 2016 - $174 million; December 31, 2015 - $164 million). Furthermore, the Corporation has approximately $68 million in reverse mortgage loans which are guaranteed by FHA, but which are currently not accruing interest. Due to the guaranteed nature of the loans, it is the Corporation's policy to exclude these balances from non-performing assets (September 30, 2016 - $72 million; December 31, 2015 - $70 million).

Popular, Inc.
Financial Supplement to Fourth Quarter 2016 Earnings Release
Table I - Activity in Non-Performing Loans
(Unaudited)

Commercial loans held-in-portfolio:
	Quarter ended			Quarter ended
	31-Dec-16			30-Sep-16
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$167,047	$3,524	$170,571	$172,584	$3,031	$175,615
Plus:
New non-performing loans	17,409	1,615	19,024	12,520	1,609	14,129
Advances on existing non-performing loans	-	5	5	-	164	164
Reclassification from construction loans to commercial loans	-	-	-	2,436	-	2,436
Less:
Non-performing loans transferred to OREO	(1,559)	-	(1,559)	(2,223)	-	(2,223)
Non-performing loans charged-off	(12,925)	(35)	(12,960)	(7,918)	(141)	(8,059)
Loans returned to accrual status / loan collections	(10,317)	(1,416)	(11,733)	(10,352)	(1,139)	(11,491)
Ending balance NPLs	$159,655	$3,693	$163,348	$167,047	$3,524	$170,571

Construction loans held-in-portfolio:
	Quarter ended			Quarter ended
	31-Dec-16			30-Sep-16
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$-	$-	$-	$2,423	$100	$2,523
Plus:
New non-performing loans	-	-	-	1,150	-	1,150
Less:
Non-performing loans charged-off	-	-	-	(985)	-	(985)
Loans returned to accrual status / loan collections	-	-	-	(152)	(100)	(252)
Reclassification from construction loans to commercial loans	-	-	-	(2,436)	-	(2,436)
Ending balance NPLs	$-	$-	$-	$-	$-	$-

Mortgage loans held-in-portfolio:
	Quarter ended			Quarter ended
	31-Dec-16			30-Sep-16
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$331,346	$14,430	$345,776	$323,658	$14,390	$338,048
Plus:
New non-performing loans	76,278	4,835	81,113	87,340	6,715	94,055
Less:
Non-performing loans transferred to OREO	(7,791)	(315)	(8,106)	(14,398)	(384)	(14,782)
Non-performing loans charged-off	(16,404)	240	(16,164)	(9,481)	(1,994)	(11,475)
Loans returned to accrual status / loan collections	(65,235)	(7,477)	(72,712)	(55,773)	(4,297)	(60,070)
Ending balance NPLs	$318,194	$11,713	$329,907	$331,346	$14,430	$345,776

Legacy loans held-in-portfolio:
	Quarter ended			Quarter ended
	31-Dec-16			30-Sep-16
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$-	$3,450	$3,450	$-	$3,839	$3,839
Plus:
New non-performing loans	-	17	17	-	45	45
Advances on existing non-performing loans	-	7	7	-	135	135
Less:
Non-performing loans transferred to OREO	-	-	-	-	(44)	(44)
Non-performing loans charged-off	-	(89)	(89)	-	(146)	(146)
Loans returned to accrual status / loan collections	-	(48)	(48)	-	(379)	(379)
Ending balance NPLs	$-	$3,337	$3,337	$-	$3,450	$3,450

Total non-performing loans held-in-portfolio (excluding consumer and covered loans):
	Quarter ended			Quarter ended
	31-Dec-16			30-Sep-16
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$498,393	$21,404	$519,797	$498,665	$21,360	$520,025
Plus:
New non-performing loans	93,687	6,467	100,154	101,010	8,369	109,379
Advances on existing non-performing loans	-	12	12	-	299	299
Reclassification from construction loans to commercial loans	-	-	-	2,436	-	2,436
Less:
Non-performing loans transferred to OREO	(9,350)	(315)	(9,665)	(16,621)	(428)	(17,049)
Non-performing loans charged-off	(29,329)	116	(29,213)	(18,384)	(2,281)	(20,665)
Loans returned to accrual status / loan collections	(75,552)	(8,941)	(84,493)	(66,277)	(5,915)	(72,192)
Reclassification from construction loans to commercial loans	-	-	-	(2,436)	-	(2,436)
Ending balance NPLs	$477,849	$18,743	$496,592	$498,393	$21,404	$519,797

Popular, Inc.
Financial Supplement to Fourth Quarter 2016 Earnings Release
Table J - Allowance for Credit Losses, Net Charge-offs and Related Ratios
(Unaudited)

	Quarter ended					Quarter ended					Quarter ended
	31-Dec-16					30-Sep-16					31-Dec-15
(Dollars in thousands)	Non-covered loans		Covered loans	Total		Non-covered loans		Covered loans	Total		Non-covered loans		Covered loans	Total
Balance at beginning of period	$525,593		$30,262	$555,855		$518,139		$30,581	$548,720		$536,005		$34,509	$570,514
Provision for loan losses	40,924		441	41,365		42,594		750	43,344		57,711		820	58,531
	566,517		30,703	597,220		560,733		31,331	592,064		593,716		35,329	629,045
Net loans charged-off (recovered):
BPPR
Commercial	9,205		-	9,205		3,199		-	3,199		42,857		-	42,857
Construction	8		-	8		886		-	886		2,966		-	2,966
Lease financing	1,000		-	1,000		816		-	816		667		-	667
Mortgage	20,919		360	21,279		15,237		661	15,898		14,255		1,168	15,423
Consumer	22,284		(7)	22,277		12,821		408	13,229		21,266		(15)	21,251
Total BPPR	53,416		353	53,769		32,959		1,069	34,028		82,011		1,153	83,164

BPNA
Commercial	(1,080)		-	(1,080)		(1,173)		-	(1,173)		(525)		-	(525)
Legacy [1]	(253)		-	(253)		(520)		-	(520)		(359)		-	(359)
Mortgage	(255)		-	(255)		1,942		-	1,942		162		-	162
Consumer	4,388		-	4,388		1,932		-	1,932		1,581		-	1,581
Total BPNA	2,800		-	2,800		2,181		-	2,181		859		-	859
Total loans charged-off - Popular, Inc.	56,216		353	56,569		35,140		1,069	36,209		82,870		1,153	84,023
Net write-downs [2]	-		-	-		-		-	-		(7,911)		-	(7,911)
Balance at end of period	$510,301		$30,350	$540,651		$525,593		$30,262	$555,855		$502,935		$34,176	$537,111

POPULAR, INC.
Annualized net charge-offs to average loans held-in-portfolio	1.00%			0.98%		0.63%			0.63%		1.48%			1.46%
Provision for loan losses to net charge-offs [3]	0.73	x		0.73	x	1.21	x		1.20	x	0.70	x		0.70	x

BPPR
Annualized net charge-offs to average loans held-in-portfolio	1.25%			1.22%		0.77%			0.77%		1.86%			1.82%
Provision for loan losses to net charge-offs [3]	0.70	x		0.70	x	1.10	x		1.09	x	0.68	x		0.68	x

BPNA
Annualized net charge-offs to average loans held-in-portfolio				0.21%					0.17%					0.07%
Provision for loan losses to net charge-offs				1.27	x				2.89	x				2.42	x
[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA segment.
[2] Net write-downs are related to loans sold or reclassified to held-for-sale.
[3] Excluding provision for loan losses and net (write-downs) recoveries related to loans sold or reclassified to held-for-sale.

	Year ended					Year ended
(Dollars in thousands)	31-Dec-16					31-Dec-15
	Non-covered loans		Covered loans	Total		Non-covered loans		Covered loans	Total
Balance at beginning of period	$502,935		$34,176	$537,111		$519,719		$82,073	$601,792
Provision (reversal of provision) for loan losses	171,126		(1,110)	170,016		217,458		24,020	241,478
	674,061		33,066	707,127		737,177		106,093	843,270
Net loans charged-off (recovered):
BPPR
Commercial	20,755		-	20,755		73,890		31,432	105,322
Construction	(2,021)		-	(2,021)		(886)		20,386	19,500
Lease financing	3,888		-	3,888		3,303		-	3,303
Mortgage	64,316		2,716	67,032		50,991		5,228	56,219
Consumer	76,306		-	76,306		83,876		11	83,887
Total BPPR	163,244		2,716	165,960		211,174		57,057	268,231

BPNA
Commercial	(3,313)		-	(3,313)		(3,842)		-	(3,842)
Legacy [1]	(1,913)		-	(1,913)		(2,760)		-	(2,760)
Mortgage	1,933		-	1,933		1,279		-	1,279
Consumer	9,254		-	9,254		5,649		-	5,649
Total BPNA	5,961		-	5,961		326		-	326
Total loans charged-off - Popular, Inc.	169,205		2,716	171,921		211,500		57,057	268,557
Balance transferred from covered to non-covered loans	-		-	-		13,037		(13,037)	-
Net (write-downs) recoveries [2]	5,445		-	5,445		(35,779)		(1,823)	(37,602)
Balance at end of period	$510,301		$30,350	$540,651		$502,935		$34,176	$537,111
POPULAR, INC.
Annualized net charge-offs to average loans held-in-portfolio	0.76%			0.75%		0.98%			1.17%
Provision for loan losses to net charge-offs [3]	1.01	x		0.99	x	1.03	x		0.90	x

BPPR
Annualized net charge-offs to average loans held-in-portfolio	0.95%			0.93%		1.24%			1.45%
Provision for loan losses to net charge-offs [3]	0.95	x		0.93	x	1.03	x		0.90	x

BPNA
Annualized net charge-offs to average loans held-in-portfolio				0.12%					0.01%
Provision for loan losses to net charge-offs				2.56	x				1.92	x
[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA segment.
[2] Net (write-downs) recoveries for the years ended December 31, 2016 and 2015 are related to loans sold or reclassified to held-for-sale.
[3] Excluding provision for loan losses and net write-down related to loans sold or reclassified to held-for-sale during the years ended December 31, 2016 and December 31, 2015.

Popular, Inc.
Financial Supplement to Fourth Quarter 2016 Earnings Release
Table K - Allowance for Loan Losses - Breakdown of General and Specific Reserves - CONSOLIDATED
(Unaudited)

31-Dec-16
(Dollars in thousands)		Commercial	Construction	Legacy [2]	Mortgage	Lease financing	Consumer	Total[3]
Specific ALLL		$42,375	$-	$-	$44,610	$535	$23,857	$111,377
Impaired loans	[1]	$338,422	$-	$-	$506,364	$1,817	$109,454	$956,057
Specific ALLL to impaired loans	[1]	12.52%	-%	-%	8.81%	29.44%	21.80%	11.65%
General ALLL		$160,279	$9,525	$1,343	$103,324	$7,127	$117,326	$398,924
Loans held-in-portfolio, excluding impaired loans	[1]	$10,460,085	$776,300	$45,293	$6,189,997	$701,076	$3,644,939	$21,817,690
General ALLL to loans held-in-portfolio, excluding impaired loans	[1]	1.53%	1.23%	2.97%	1.67%	1.02%	3.22%	1.83%
Total ALLL		$202,654	$9,525	$1,343	$147,934	$7,662	$141,183	$510,301
Total non-covered loans held-in-portfolio	[1]	$10,798,507	$776,300	$45,293	$6,696,361	$702,893	$3,754,393	$22,773,747
ALLL to loans held-in-portfolio	[1]	1.88%	1.23%	2.97%	2.21%	1.09%	3.76%	2.24%
[1] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction.
[2] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA reportable segment.
[3] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction. As of December 31, 2016 the general allowance on the covered loans amounted to $30.4 million.

30-Sep-16
(Dollars in thousands)		Commercial	Construction	Legacy [2]	Mortgage	Lease financing	Consumer	Total[3]
Specific ALLL		$58,527	$-	$-	$45,557	$540	$24,433	$129,057
Impaired loans	[1]	$328,868	$-	$-	$496,868	$1,899	$110,929	$938,564
Specific ALLL to impaired loans	[1]	17.80%	-%	-%	9.17%	28.44%	22.03%	13.75%
General ALLL		$165,639	$9,942	$1,682	$93,971	$7,375	$117,927	$396,536
Loans held-in-portfolio, excluding impaired loans	[1]	$10,208,312	$731,352	$47,914	$6,277,639	$680,911	$3,711,280	$21,657,408
General ALLL to loans held-in-portfolio, excluding impaired loans	[1]	1.62%	1.36%	3.51%	1.50%	1.08%	3.18%	1.83%
Total ALLL		$224,166	$9,942	$1,682	$139,528	$7,915	$142,360	$525,593
Total non-covered loans held-in-portfolio	[1]	$10,537,180	$731,352	$47,914	$6,774,507	$682,810	$3,822,209	$22,595,972
ALLL to loans held-in-portfolio	[1]	2.13%	1.36%	3.51%	2.06%	1.16%	3.72%	2.33%
[1] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction.
[2] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA reportable segment.
[3] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction. As of September 30, 2016 the general allowance on the covered loans amounted to $30.3 million.

Variance
(Dollars in thousands)		Commercial	Construction	Legacy	Mortgage	Lease financing	Consumer	Total
Specific ALLL		$(16,152)	$-	$-	$(947)	$(5)	$(576)	$(17,680)
Impaired loans		$9,554	$-	$-	$9,496	$(82)	$(1,475)	$17,493
General ALLL		$(5,360)	$(417)	$(339)	$9,353	$(248)	$(601)	$2,388
Loans held-in-portfolio, excluding impaired loans		$251,773	$44,948	$(2,621)	$(87,642)	$20,165	$(66,341)	$160,282
Total ALLL		$(21,512)	$(417)	$(339)	$8,406	$(253)	$(1,177)	$(15,292)
Total non-covered loans held-in-portfolio		$261,327	$44,948	$(2,621)	$(78,146)	$20,083	$(67,816)	$177,775

Popular, Inc.
Financial Supplement to Fourth Quarter 2016 Earnings Release
Table L - Allowance for Loan Losses - Breakdown of General and Specific Reserves - PUERTO RICO OPERATIONS
(Unaudited)

31-Dec-16
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$42,375	$-	$42,428	$535	$23,185	$108,523
General ALLL non-covered loans	147,311	1,353	100,892	7,127	102,778	359,461
ALLL - non-covered loans	189,686	1,353	143,320	7,662	125,963	467,984
Specific ALLL covered loans	-	-	-	-	-	-
General ALLL covered loans	-	-	30,159	-	191	30,350
ALLL - covered loans	-	-	30,159	-	191	30,350
Total ALLL	$189,686	$1,353	$173,479	$7,662	$126,154	$498,334
Loans held-in-portfolio:
Impaired non-covered loans	$338,422	$-	$497,488	$1,817	$106,615	$944,342
Non-covered loans held-in-portfolio, excluding impaired loans	6,863,795	85,558	5,419,012	701,076	3,154,641	16,224,082
Non-covered loans held-in-portfolio	7,202,217	85,558	5,916,500	702,893	3,261,256	17,168,424
Impaired covered loans	-	-	-	-	-	-
Covered loans held-in-portfolio, excluding impaired loans	-	-	556,570	-	16,308	572,878
Covered loans held-in-portfolio	-	-	556,570	-	16,308	572,878
Total loans held-in-portfolio	$7,202,217	$85,558	$6,473,070	$702,893	$3,277,564	$17,741,302

30-Sep-16
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$58,527	$-	$43,567	$540	$23,708	$126,342
General ALLL non-covered loans	151,847	2,114	91,761	7,375	104,604	357,701
ALLL - non-covered loans	210,374	2,114	135,328	7,915	128,312	484,043
Specific ALLL covered loans	-	-	-	-	-	-
General ALLL covered loans	-	-	30,135	-	127	30,262
ALLL - covered loans	-	-	30,135	-	127	30,262
Total ALLL	$210,374	$2,114	$165,463	$7,915	$128,439	$514,305
Loans held-in-portfolio:
Impaired non-covered loans	$328,868	$-	$487,972	$1,899	$108,341	$927,080
Non-covered loans held-in-portfolio, excluding impaired loans	6,925,290	81,054	5,476,876	680,911	3,185,490	16,349,621
Non-covered loans held-in-portfolio	7,254,158	81,054	5,964,848	682,810	3,293,831	17,276,701
Impaired covered loans	-	-	-	-	-	-
Covered loans held-in-portfolio, excluding impaired loans	-	-	571,349	-	16,862	588,211
Covered loans held-in-portfolio	-	-	571,349	-	16,862	588,211
Total loans held-in-portfolio	$7,254,158	$81,054	$6,536,197	$682,810	$3,310,693	$17,864,912

Variance
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$(16,152)	$-	$(1,139)	$(5)	$(523)	$(17,819)
General ALLL non-covered loans	(4,536)	(761)	9,131	(248)	(1,826)	1,760
ALLL - non-covered loans	(20,688)	(761)	7,992	(253)	(2,349)	(16,059)
Specific ALLL covered loans	-	-	-	-	-	-
General ALLL covered loans	-	-	24	-	64	88
ALLL - covered loans	-	-	24	-	64	88
Total ALLL	$(20,688)	$(761)	$8,016	$(253)	$(2,285)	$(15,971)
Loans held-in-portfolio:
Impaired non-covered loans	$9,554	$-	$9,516	$(82)	$(1,726)	$17,262
Non-covered loans held-in-portfolio, excluding impaired loans	(61,495)	4,504	(57,864)	20,165	(30,849)	(125,539)
Non-covered loans held-in-portfolio	(51,941)	4,504	(48,348)	20,083	(32,575)	(108,277)
Impaired covered loans	-	-	-	-	-	-
Covered loans held-in-portfolio, excluding impaired loans	-	-	(14,779)	-	(554)	(15,333)
Covered loans held-in-portfolio	-	-	(14,779)	-	(554)	(15,333)
Total loans held-in-portfolio	$(51,941)	$4,504	$(63,127)	$20,083	$(33,129)	$(123,610)

Popular, Inc.
Financial Supplement to Fourth Quarter 2016 Earnings Release
Table M - Allowance for Loan Losses - Breakdown of General and Specific Reserves - U.S. MAINLAND OPERATIONS
(Unaudited)

31-Dec-16
U.S. Mainland
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$-	$-	$-	$2,182	$672	$2,854
General ALLL	12,968	8,172	1,343	2,432	14,548	39,463
Total ALLL	$12,968	$8,172	$1,343	$4,614	$15,220	$42,317
Loans held-in-portfolio:
Impaired loans	$-	$-	$-	$8,876	$2,839	$11,715
Loans held-in-portfolio, excluding impaired loans	3,596,290	690,742	45,293	770,985	490,298	5,593,608
Total loans held-in-portfolio	$3,596,290	$690,742	$45,293	$779,861	$493,137	$5,605,323

30-Sep-16
U.S. Mainland
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$-	$-	$-	$1,990	$725	$2,715
General ALLL	13,792	7,828	1,682	2,210	13,323	38,835
Total ALLL	$13,792	$7,828	$1,682	$4,200	$14,048	$41,550
Loans held-in-portfolio:
Impaired loans	$-	$-	$-	$8,896	$2,588	$11,484
Loans held-in-portfolio, excluding impaired loans	3,283,022	650,298	47,914	800,763	525,790	5,307,787
Total loans held-in-portfolio	$3,283,022	$650,298	$47,914	$809,659	$528,378	$5,319,271

Variance
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$-	$-	$-	$192	$(53)	$139
General ALLL	(824)	344	(339)	222	1,225	628
Total ALLL	$(824)	$344	$(339)	$414	$1,172	$767
Loans held-in-portfolio:
Impaired loans	$-	$-	$-	$(20)	$251	$231
Loans held-in-portfolio, excluding impaired loans	313,268	40,444	(2,621)	(29,778)	(35,492)	285,821
Total loans held-in-portfolio	$313,268	$40,444	$(2,621)	$(29,798)	$(35,241)	$286,052

Popular, Inc.
Financial Supplement to Fourth Quarter 2016 Earnings Release
Table N - Reconciliation to GAAP Financial Measures
(Unaudited)

(In thousands, except share or per share information)	31-Dec-16	30-Sep-16	31-Dec-15
Total stockholders’ equity	$5,197,957	$5,380,395	$5,105,324
Common shares outstanding at end of period	103,790,932	103,762,596	103,618,976
Book value per common share	$50.08	$51.85	$49.27

Total stockholders’ equity	$5,197,957	$5,380,395	$5,105,324
Less: Preferred stock	(50,160)	(50,160)	(50,160)
Less: Goodwill	(627,294)	(627,294)	(626,388)
Less: Other intangibles	(45,050)	(47,886)	(58,109)
Total tangible common equity	$4,475,453	$4,655,055	$4,370,667
Total assets	$38,661,609	$39,054,296	$35,761,733
Less: Goodwill	(627,294)	(627,294)	(626,388)
Less: Other intangibles	(45,050)	(47,886)	(58,109)
Total tangible assets	$37,989,265	$38,379,116	$35,077,236
Tangible common equity to tangible assets	11.78%	12.13%	12.46%
Common shares outstanding at end of period	103,790,932	103,762,596	103,618,976
Tangible book value per common share	$43.12	$44.86	$42.18

Popular, Inc.
Financial Supplement to Fourth Quarter 2016 Earnings Release
Table O - Financial Information - Westernbank Loans
(Unaudited)

Revenues (Expenses)
	Quarters ended
(In thousands)	31-Dec-16	30-Sep-16	Variance
Interest income on WB loans	$39,642	$40,867	$(1,225)
FDIC loss-share expense:
Amortization of indemnification asset	(864)	(1,259)	395
80% mirror accounting on credit impairment losses (reversal) [1]	720	659	61
80% mirror accounting on reimbursable expenses	1,395	853	542
80% mirror accounting on recoveries on covered assets, including rental income on OREOs,
subject to reimbursement to the FDIC	(26,215)	(522)	(25,693)
Change in true-up payment obligation	(18,671)	(6,611)	(12,060)
Arbitration award expense	(81,273)	(54,924)	(26,349)
Other	(5,426)	81	(5,507)
Total FDIC loss-share expense	(130,334)	(61,723)	(68,611)
Total expense	(90,692)	(20,856)	(69,836)
Provision (reversal) for loan losses- WB loans	(2,292)	6,612	(8,904)
Total expense less provision (reversal) for loan losses	$(88,400)	$(27,468)	$(60,932)
[1]

Reductions in expected cash flows for ASC 310-30 loans, which may impact the provision for loan losses, may consider reductions in both principal and interest cash flow expectations. The amount covered under the FDIC loss-sharing agreement for interest not collected from borrowers is limited under the agreement (approximately 90 days); accordingly, these amounts are not subject fully to the 80% mirror accounting.

Non-personnel operating expenses
	Quarters ended [1][2]
(In thousands)	31-Dec-16	30-Sep-16	Variance
Professional fees	$6,936	$4,501	$2,435
OREO expenses	2,766	2,702	64
Other operating expenses	1,619	1,738	(119)
Total operating expenses	$11,321	$8,941	$2,380
[1]	Includes expenses related to loans subject, and not subject, to the FDIC loss-sharing agreements.
[2]	Expense reimbursements from the FDIC may be recorded with a time lag, since these are claimed upon the event of loss or charge-off of the loans which may occur in a subsequent period.

Quarterly average assets
	Quarters ended
(In millions)	31-Dec-16	30-Sep-16	Variance
Loans	$1,845	$1,881	$(36)
FDIC loss-share asset	126	192	(66)

Activity in the carrying amount and accretable yield of loans accounted for under ASC 310-30

	Quarters ended
	31-Dec-16		30-Sep-16
(In thousands)	Accretable yield	Carrying amount of loans	Accretable yield	Carrying amount of loans
Beginning balance	$1,038,692	$1,767,539	$1,071,680	$1,799,943
Accretion	(38,149)	38,149	(39,590)	39,590
Changes in expected cash flows	9,544	-	6,602	-
Collections / loan sales / charge-offs	-	(67,359)	-	(71,994)
Ending balance [1]	1,010,087	1,738,329	1,038,692	1,767,539
Allowance for loan losses - ASC 310-30 loans	-	(68,877)	-	(69,571)
Ending balance, net of allowance for loan losses	$1,010,087	$1,669,452	$1,038,692	$1,697,968

[1] The carrying amount of loans acquired from Westernbank and accounted for under ASC 310-30 which remain subject to the loss-sharing agreement with the FDIC amounted to approximately $563 million as of December 31, 2016 and $578 million as of September 30, 2016.

Activity in the carrying amount of the FDIC indemnity asset

		Quarters ended
(In thousands)		31-Dec-16		30-Sep-16
Balance at beginning of period		$152,467		$214,029
Amortization		(864)		(1,259)
Credit impairment losses (reversal) to be covered under loss-sharing agreements		720		659
Reimbursable expenses to be covered under loss-sharing agreements		1,395		853
Net payments from FDIC under loss-sharing agreements		(3,111)		(6,819)
Arbitration award expense		(81,273)		(54,924)
Other adjustments attributable to FDIC loss-sharing agreements		-		(72)
Balance at end of period		$69,334		$152,467

Activity in the remaining FDIC loss-share asset amortization

		Quarters ended
(In thousands)		31-Dec-16		30-Sep-16
Balance at beginning of period		$7,305		$23,191
Amortization		(864)		(1,259)
Impact of change in projected losses		(1,629)		(14,627)
Balance at end of period		$4,812		$7,305

Popular, Inc.
Financial Supplement to Fourth Quarter 2016 Earnings Release
Table P - Adjusted Net Income for the Years Ended December 31, 2016 and 2015 (Non-GAAP)
(Unaudited)

	31-Dec-16
(In thousands)	Pre-tax	Income tax effect	Impact on net income
U.S. GAAP Net income			$216,691
Non-GAAP Adjustments:
Impact of EVERTEC Restatement [1]	2,173	-	2,173
Bulk Sale of WB loans and OREO [2]	(891)	347[4]	(544)
FDIC arbitration award[3]	171,757	(41,108)[4]	130,649
Goodwill impairment charge[5]	3,801	-	3,801
Other FDIC - LSA adjustments[6]	8,806	(2,380)[4]	6,426
Income from discontinued operations[7]	(2,015)	880	(1,135)
Adjusted net income (Non-GAAP)			$358,061

[1]Represents Popular Inc.'s proportionate share of the cumulative impact of EVERTEC restatement and other corrective adjustments to its financial statements, as disclosed in EVERTEC's 2015 Annual Report on Form 10K. Due to the preferential tax rate on the income from EVERTEC, the tax effect of this transaction was insignificant to the Corporation.

[2]Represents the impact of the bulk sale of Westernbank loans and OREO.
[3]Represents the arbitration decision denying BPPR's request for reimbursement in certain shared loss claims.

[4]Gains and losses related to assets acquired from Westernbank as part of the FDIC assisted transaction are subject to the capital gains tax rate of 20%. Other items related to the FDIC loss-sharing agreements are subject to the statutory tax rate of 39%.

[5]Represents goodwill impairment charge in the Corporation’s securities subsidiary. The securities subsidiary is a limited liability company with a partnership election. Accordingly, its earnings flow through Popular, Inc., holding company, for income tax purposes. Since Popular, Inc. has a full valuation allowance on its deferred tax assets, this results in an effective tax rate of 0%.
[6]Additional adjustments, including prior period recoveries, related to restructured commercial loans to reduce the indemnification asset to its expected realizable value.
[7]Represents income from discontinued operations associated with the BPNA reorganization.

	31-Dec-15
(In thousands)	Pre-tax	Income tax effect	Impact on net income
U.S. GAAP Net income			$895,344
Non-GAAP Adjustments:
BPNA Reorganization[1]	17,065	-	17,065
Doral Transaction[2]	25,576	(7,690)	17,886
OTTI[3]	14,445	(2,486)	11,959
Reversal DTA - PNA[4]	-	(589,030)	(589,030)
Loss on Bulk Sale of Covered OREOs[5]	4,391	(1,712)	2,679
Adjustment to FDIC Indemnification Asset[6]	10,887	(2,177)	8,710
MSR's Acquired[7]	(4,378)	1,707	(2,671)
Impairment of Loans Under Proposed Portfolio Sale[8]	15,190	(5,924)	9,266
Bulk Sale[9]	5,852	(2,282)	3,570
Adjusted Net income (Non-GAAP)			$374,778
[1]Represents restructuring charges associated with the reorganization of BPNA. The impact of the partial reversal of the valuation allowance of the deferred tax asset at BPNA corresponding to the income for the year 2015 was reflected in the effective tax rate, effectively reducing the income tax expense by the benefit of such reversal.
[2]Includes approximately $0.8 million of fees charged for loan servicing cost to the FDIC, $2.1 million of fees charged for services provided to the alliance co-bidders, personnel costs related to former Doral Bank employees retained on a temporary basis and incentive compensation for an aggregate of $7.1 million, building rent expense of Doral Bank’s administrative offices for $4.1 million, professional fees and business promotion expenses directly associated with the Doral Bank Transaction and systems conversion for $16.0 million and other expenses, including equipment, business promotions and communications, of $1.3 million. Includes items corresponding to BPPR, which were taxed at 39% and items corresponding to BPNA, which had an effective tax rate of 0% due to the impact of the partial reversal of the valuation allowance, mentioned above.
[3]Represents an other than temporary impairment (“OTTI”) recorded on Puerto Rico government investment securities available- for- sale. These securities had an amortized cost of approximately $41.1 million and a market value of $26.6 million. Based on the fiscal and economic situation in Puerto Rico, together with the government’s announcements regarding its ability to pay its debt, the Corporation determined that the unrealized loss, a portion of which had been in an unrealized loss for a period exceeding twelve months, was other than temporary. The tax effect of this impairment is reflected at the capital gains rate of 20%, except for entities which had a full valuation allowance on its deferred tax asset.
[4]Represents the partial reversal of the valuation allowance of a portion of the deferred tax asset amounting to approximately $1.2 billion, at the U.S. operations.
[5]Represents the loss on a bulk sale of covered OREOs completed in the second quarter and the related mirror accounting of the 80% reimbursable from the FDIC.
[6]The quarter’s negative amortization of the FDIC’s Indemnification Asset included a $10.9 million expense related to losses incurred by the corporation that were not claimed to the FDIC before the expiration of the loss-share portion of the agreement on June 30, 2015, and that are not subject to the ongoing arbitrations. Gains and losses related to assets acquired from Westernbank as part of the FDIC assisted transaction are subject to the capital gains tax rate of 20%.
[7]Represents the fair value of mortgage servicing rights acquired for a portfolio previously serviced by Doral Bank, for which the Corporation acted as a backup servicer, under a pre-existing contract.
[8]Represents impairment based on the estimated fair value of loans acquired from Westernbank, that the Corporation has the intent to sell and are subject to the ongoing arbitration with the FDIC.
[9]Represents the impact of a bulk sale of loans at the BPPR segment, which had a book value of approximately $34.4 million.

CONTACT:
Popular, Inc.
Investor Relations:
Brett Scheiner, 212-417-6721
Investor Relations Officer
BScheiner@BPOP.com
or
Media Relations:
Teruca Rullán, 787-281-5170 or Mobile: 917-679-3596
Senior Vice President, Corporate Communications